UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2017 (October 23, 2017)

Fifth Street Asset Management Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36701	46-5610118
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 West Putnam Avenue, 3rd Floor, Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (203) 681-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On October 25, 2017, Fifth Street Asset Management Inc. (“FSAM”) notified the Nasdaq Global Select Market (“Nasdaq”) of its intent to file a Form 25 with the Securities and Exchange Commission (the “SEC”) on or about November 6, 2017 in order to voluntarily withdraw its Class A common stock, par value $0.01 per share (the “Class A Common Stock”), from listing and registration on Nasdaq. The Class A Common Stock currently trades on Nasdaq under the symbol “FSAM.”

FSAM also announced that it is currently taking the steps necessary so that its Class A Common Stock may be quoted for trading in the OTCQX US Market, operated by OTC Markets, Inc., under the trading symbol “FSAM” following the Nasdaq delisting.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) The compensation committee and the board of directors of FSAM approved an annual base salary for Mr. Leonard M. Tannenbaum, the chief executive officer and chairman of FSAM, of $500,000, effective as of November 1, 2017, with the intention that Mr. Tannenbaum would not receive a bonus for the 2018 fiscal year or thereafter. The board of directors of FSAM also approved accelerated vesting, effective as of October 26, 2017, of 243,979 restricted stock units (“RSUs”) granted to Mr. Tannenbaum and 70,951 RSUs granted to Mr. Bernard D. Berman, the President and Chief Compliance Officer of FSAM, which grants were made in October 2014 in connection with FSAM’s initial public offering. Upon such vesting, one share of Class A Common Stock will be issuable for each RSU and will be issued by FSAM within 60 days of such vesting.

Item 8.01. Other Events

On October 25, 2017, FSAM issued a press release announcing that its Board of Directors has determined that it is advisable and in the best interest of FSAM and its stockholders to dissolve FSAM and wind up its affairs in accordance with the requirements of the General Corporation Law of the State of Delaware and the Internal Revenue Code of 1986, as amended. FSAM currently expects that a preliminary information statement will be filed with the SEC in October 2017 regarding action by written consent of the stockholders of FSAM to approve the dissolution and winding up of FSAM. If the proposed dissolution is approved, FSAM intends to distribute to its stockholders all available cash, if any, other than as may be required to pay expenses and pay or make reasonable provision for known and potential claims and obligations of FSAM, as required by applicable law. If approved by FSAM’s stockholders, FSAM intends to file a certificate of dissolution, pay, satisfy, resolve or make reasonable provisions for claims and obligations as well as anticipated costs associated with the dissolution and liquidation as soon as reasonable, practicable and financially prudent.

FSAM also announced on October 25, 2017 that it had declared a contingent distribution of $2.75 per share payable on December 26, 2017 to the stockholders of record of its Class A Common Stock as of December 15, 2017, which distribution is contingent upon FSAM filing a certificate of dissolution with the Secretary of State of the State of Delaware on or prior to December 11, 2017.

In addition, FSAM currently intends to file with the SEC early in the 2018 calendar year a Certification on Form 15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requesting the suspension of FSAM’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1	Press release issued by Fifth Street Asset Management Inc. dated October 25, 2017.

99.2	Press release issued by Fifth Street Asset Management Inc. dated October 25, 2017.

Cautionary Note Regarding Forward-Looking Statements

Some of the statements in this material may include forward-looking statements that reflect current views with respect to future events, and FSAM may make related oral, forward-looking statements on or following the date hereof.  Statements that include the words “should,” “would,” “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “seek,” “will,” and similar statements of a future or forward-looking nature identify forward-looking statements in this material or similar oral statements for purposes of the U.S. federal securities laws or otherwise.  Such statements are “forward looking” statements as such term is defined in the Private Securities Litigation Reform Act of 1995. Because forward-looking statements include risks and uncertainties, actual results may differ materially from those expressed or implied and include, but are not limited to, those discussed in filings with the SEC, The forward-looking statements in this material represent FSAM’s views as of the date of this material. FSAM anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it has no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing FSAM’s views as of any date subsequent to the date of this material.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH STREET ASSET MANAGEMENT INC.
Date: October 25, 2017	By:	/s/ Bernard D. Berman
Name: Bernard D. Berman Title: President